                                                                    EXHIBIT 3.2


                                     BYLAWS

                                       OF

                         KORN/FERRY INTERNATIONAL,

                          A DELAWARE CORPORATION

                                     INDEX

 ARTICLE I--OFFICES.
    Section 1.  REGISTERED OFFICE........................................    1
    Section 2.  PRINCIPAL EXECUTIVE OFFICE...............................    1
    Section 3.  OTHER OFFICES............................................    1

 ARTICLE II--STOCKHOLDERS.
    Section 1.  PLACE OF MEETINGS........................................    1
    Section 2.  ANNUAL MEETINGS..........................................    1
    Section 3.  BUSINESS WHICH MAY BE CONDUCTED AT MEETINGS OF THE
                 STOCKHOLDERS............................................    1
    Section 4.  SPECIAL MEETINGS.........................................    3
    Section 5.  NOTICE OF ANNUAL OR SPECIAL MEETINGS.....................    3
    Section 6.  QUORUM--REQUIRED VOTES...................................    4
    Section 7.  ADJOURNED MEETINGS AND NOTICE THEREOF....................    4
    Section 8.  VOTING...................................................    4
    Section 9.  RECORD DATE..............................................    5
    Section 10. CONSENT OF ABSENTEES.....................................    6
    Section 11. PROXIES..................................................    6
    Section 12. INSPECTORS OF ELECTION...................................    7
    Section 13. CONDUCT OF MEETING.......................................    7
    Section 14. LIST OF STOCKHOLDERS ENTITLED TO VOTE....................    7
    Section 15. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING...............    7

 ARTICLE III--DIRECTORS.
    Section 1.  POWERS...................................................    9
    Section 2.  NUMBER OF DIRECTORS......................................   10
    Section 3.  NOMINATION, ELECTION, QUALIFICATION AND TERM OF OFFICE...   10
    Section 4.  VACANCIES................................................   10
    Section 5.  PLACE OF MEETING.........................................   11
    Section 6.  REGULAR MEETINGS.........................................   11
    Section 7.  SPECIAL MEETINGS.........................................   11
    Section 8.  QUORUM...................................................   11
    Section 9.  PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT....   11
    Section 10. WAIVER OF NOTICE.........................................   12
    Section 11. ADJOURNMENT..............................................   12
    Section 12. FEES AND COMPENSATION....................................   12
    Section 13. ACTION WITHOUT MEETING...................................   12
    Section 14. RIGHTS OF INSPECTION.....................................   12
    Section 15. COMMITTEES...............................................   12
    Section 16. STANDING COMMITTEES......................................   13

 ARTICLE IV--OFFICERS.
    Section 1.  OFFICERS.................................................   14
    Section 2.  ELECTION OR APPOINTMENT..................................   14
    Section 3.  ELECTED SENIOR OFFICERS..................................   14
    Section 4.  REMOVAL AND RESIGNATION..................................   15
    Section 5.  VACANCIES................................................   15

 ARTICLE V--OTHER PROVISIONS.
    Section 1.  INSPECTION OF CORPORATE RECORDS..........................   15
    Section 2.  INSPECTION OF BYLAWS.....................................   16
    Section 3.  ENDORSEMENT OF DOCUMENTS; CONTRACTS......................   16

    Section 4.  CERTIFICATES OF STOCK......................................   16
    Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.............   16
    Section 6.  STOCK PURCHASE PLANS.......................................   17
    Section 7.  ELECTION OF FISCAL YEAR....................................   17
    Section 8.  CONSTRUCTION AND DEFINITIONS...............................   17
    Section 9.  AMENDMENTS.................................................   17
    Section 10. LOANS TO OFFICERS AND OTHER EMPLOYEES......................   17
    Section 11. EMERGENCY BYLAWS...........................................   17

 ARTICLE VI--INDEMNIFICATION.
    Section 1.  RIGHT TO INDEMNIFICATION...................................   18
    Section 2.  PREPAYMENT OF EXPENSES.....................................   19
    Section 3.  CLAIMS.....................................................   19
    Section 4.  NON-EXCLUSIVITY OF RIGHTS..................................   19
    Section 5.  OTHER SOURCES..............................................   19
    Section 6.  AMENDMENT OR REPEAL........................................   19
    Section 7.  OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES...........   19

                                    BYLAWS

                          FOR THE REGULATION, EXCEPT
                      AS OTHERWISE PROVIDED BY STATUTE OR
                       ITS CERTIFICATE OF INCORPORATION,

                                      OF

                           KORN/FERRY INTERNATIONAL

                              ARTICLE I. OFFICES.

   Section 1. Registered Office.

   The registered office of the corporation in the State of Delaware shall be fixed in the Certificate of Incorporation of the corporation.

   Section 2. Principal Executive Office.

   The corporation's principal executive office shall be fixed and located at such place, either within or without the State of Delaware, as the Board of Directors of the corporation (the "Board") shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

   Section 3. Other Offices.

   The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or the business of the corporation may from time to time require.

                           ARTICLE II. STOCKHOLDERS.

   Section 1. Place of Meetings.

   Meetings of the stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Delaware as may be designated by the Board and filed with the Secretary of the corporation.

   Section 2. Annual Meetings.

   The annual meetings of the stockholders shall be held at such time, date and place, either within or without the State of Delaware, as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

   Section 3. Business Which May Be Conducted at Meetings of the Stockholders.

   (a) Annual Meetings of the Stockholders.

       (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (A) pursuant to the corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this
  Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.

       (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph
  (a)(i) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

       (iii) Notwithstanding anything in the second sentence of paragraph
  (a)(ii) of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of the corporation at the annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

    (b) Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 3. In the event the corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 3 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

   (c) General.

     (i) Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Chair of the Board, as chair of the meeting, shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this
  Section 3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 3) and (B) if any proposed nomination or business was not made or proposed in compliance with the Section 3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

     (ii) For purposes of this Section 3, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (iii) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the corporation.

   Section 4. Special Meetings.

   Special meetings of the stockholders may be called only by the Board, the Chair of the Board, the Chief Executive Officer or the President, and may not be called by any other person or persons. Upon written request delivered to the Secretary of the corporation by any person or persons (other than the Board) entitled to call a special meeting of the stockholders, the Secretary shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting. If notice of a special meeting of the stockholders is not given within 20 days after the Secretary's receipt of the request, the person or persons entitled to call the meeting may give the notice. Subject to the provisions of applicable law, only such business shall be considered at a special meeting of the stockholders as shall have been stated in the notice for such meeting.

   Section 5. Notice of Annual or Special Meetings.

   (a) Time Periods. Written notice of each annual or special meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and (i) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders (but, subject to Section 3 of this Article II and the provisions of applicable law, any other matters properly brought may be presented at the meeting for action) or (ii) in the case of a special meeting, the purpose or purposes for which the meeting was called. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

   (b) Method. Notice of a stockholders' meeting shall be given: (i) in writing or (ii) by United States mail, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice.

   Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means to the recipient.

   Section 6. Quorum--Required Votes.

   Except as otherwise provided by law, the Certificate of Incorporation of the corporation or these bylaws, at each meeting of the stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 7 of this Article II until a quorum shall attend.

   Section 7. Adjourned Meetings and Notice Thereof.

   Any meeting of the stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

   Section 8. Voting.

   The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only those persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with
Section 9 of this Article II.

   Voting at meetings of the stockholders need not be by written ballot. At all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation of the corporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation or as otherwise provided by law or pursuant to any regulation applicable to the corporation, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

   Voting shall in all cases be subject to the following provisions:

     (a) The stockholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

     (b) Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trust may be voted by the trustee of such trust, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trust without a transfer of such shares into the trust's name.

     (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

     (d) Except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (e) Shares standing in the name of a minor may be voted by, and the corporation may treat all rights incident thereto as exercisable by, the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's actual age, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the corporation.

     (f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder of such other corporation as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chair of the board of directors, president or any vice president of such other corporation, or by any other person authorized to do so by the chair of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

     (g) Shares of the corporation owned by its subsidiaries shall not be entitled to vote on any matter.

     (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

       (i) If only one votes, such act binds all;

       (ii) If more than one vote, the act of the majority so voting binds all; or

       (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section 8 shall be a majority or even split in interest.

   Section 9. Record Date.

   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law or the Certificate of Incorporation of the corporation, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law or the Certificate of Incorporation of the corporation, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

   Section 10. Consent of Absentees.

   The transactions of any meeting of the stockholders, however called and noticed, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of Delaware to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in the General Corporation Law of the State of Delaware.

   Section 11. Proxies.

   Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

   A proxy or consent validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a stockholder or the stockholder's attorney in fact, which gives another person or persons power to vote with respect to the shares of such stockholder. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 11 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

   Section 12. Inspectors of Election.

   (a) Appointment of Inspectors. In advance of any meeting of the stockholders, the Board shall appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chair of the Board presiding at any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders' proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

   (b) Duties of Inspectors. The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors, the decision, act or certificate of a majority is in all respects the decision, act or certificate of all.

   Section 13. Conduct of Meeting

   The Chair of the Board shall preside at all meetings of the stockholders. The Chair shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chair's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chair shall have all of the powers usually vested in the chair of a meeting of stockholders.

   Section 14. List of Stockholders Entitled to Vote.

   The Secretary of the corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, such directors shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

   Section 15. Consent of Stockholders in Lieu of Meeting.

   (a) Any action required to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders duly called in accordance with the Certificate of Incorporation of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the

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holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

   (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in paragraph (c) of this Section 15.

   (c) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with paragraphs (a) and (b) of this Section 15. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

   (d) Within 5 business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in this Section 15, the corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the corporation.

   (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the corporation shall cause the consents to be delivered promptly to the inspectors of election. The corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

   (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents;
(iii) the number of shares represented by invalid revocations and (iv) the number of shares entitled to submit consents as of the record date. Unless the corporation and the soliciting stockholders agree to a shorter or longer period, the corporation and the soliciting stockholders shall have 5 business days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the corporation. If the corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of the stockholders are required.

   (g) The corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

   (h) This Section 15 shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

                            ARTICLE III. DIRECTORS.

   Section 1. Powers.

   Subject to limitations of the Certificate of Incorporation of the corporation, of these bylaws and of the General Corporation Law of the State of Delaware relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed by or under the direction of the Board and it shall have the final authority in matters of strategy and policy matters for the corporation.

   The Board may delegate management duties for the operation of the business of the corporation to those persons to whom authority is properly delegated by the Board, including officers of the company, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws:

     (a) To select and remove all the other officers (in accordance with the provisions of these bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation of the corporation or these bylaws; fix their compensation and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.

     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation of the corporation or these bylaws, as they may deem best.

     (c) To adopt, alter, amend and repeal these bylaws from time to time as they may deem best.

     (d) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

     (e) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

     (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

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

   Section 2. Number of Directors.

   The authorized number of directors shall be as set forth in the Certificate of Incorporation of the corporation. The Board shall fix the exact number of directors by resolution duly adopted by the Board.

   Section 3. Nomination, Election, Qualification and Term of Office.

   (a) Eligibility for Election as Director. Only persons who are nominated by, or at the direction of the Board or the Chair of the Board, or by a stockholder who has given timely written notice to the Secretary of the corporation in accordance with Section 3 of Article II of these bylaws, will be eligible for election as directors of the corporation.

   (b) Meetings at which Directors May Be Elected. The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the stockholders called for that purpose.

   (c) Classes of the Board of Directors. The Board shall be divided into three classes in accordance with the provisions of the Certificate of Incorporation of the corporation.

   (d) Qualified Directors. For a person to be qualified to serve as a director of the corporation, such person need not be an employee or stockholder of the corporation during his or her directorship.

   (e) Length of Term for Directors. At each annual meeting of the stockholders beginning with the first annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

   (f) Removal of Directors. Any director, or the entire Board, may be removed only for cause, by the affirmative vote of a majority of the shares then entitled to vote at the election of directors.

   Section 4. Vacancies.

   Any director may resign, to be effective upon giving written notice to the Board or to the Chair of the Board, President or Secretary of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

   Any newly-created directorship resulting from an increase in the authorized number of directors or any vacancies in the Board occurring by reason of death, resignation, retirement, disqualification or removal may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting at which the class of which he is a member becomes subject to re-election and until such director's successor has been elected and qualified.

   A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of the stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

   The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

   No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

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

   Section 5. Place of Meeting.

   Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

   Section 6. Regular Meetings.

   Following each annual meeting of the stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

   Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

   Section 7. Special Meetings.

   Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the Chief Executive Officer, any Vice Chair, the President, the Secretary of the corporation or by any two directors.

   Special meetings of the Board shall be held upon four days' written notice or at least twenty-four hours' notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means of communication. Any written notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

   Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

   Section 8. Quorum.

   A majority of the whole Board constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this
Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation of the corporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

   Section 9. Participation in Meetings By Communications Equipment.

   (a) Participation by Conference Telephone. Members of the Board, or any committee thereof, may participate in a meeting through the use of conference telephones. Participation in such a meeting shall constitute presence in person at that meeting as long as all members participating in such meeting are able to hear one another.

   (b) Participation by Electronic Video Screen Equipment or Other Similar Communications Equipment. Members of the Board may participate in a meeting through the use of electronic video screen equipment or other similar communications equipment. Participation in such a meeting shall constitute presence in person at that meeting by a member of the Board if all of the following apply:

     (i) each member participating in the meeting can communicate with all of the other members concurrently;

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

     (ii) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation; and

     (iii) the corporation adopts and implements some means of verifying both of the following: (x) a person participating in the meeting is a director or other person entitled to participate in the Board meeting, and (y) all actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

   Section 10. Waiver of Notice.

   Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

   Section 11. Adjournment.

   A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place has been fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the commencement of the adjourned meeting to the directors who were not present at the time of the adjournment.

   Section 12. Fees and Compensation.

   Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. The corporation shall not compensate directors or committee members who are also employees of the corporation.

   Section 13. Action Without Meeting.

   Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

   Section 14. Rights of Inspection.

   Every director shall have the right at any reasonable time to examine the corporation's stock ledger, a list of the stockholders of the corporation and the corporation's other books and records for any purpose reasonably related to such director's position as a director and to make copies or extracts therefrom. Such inspection by a director may be made in person or by such director's agent or attorney.

   Section 15. Committees.

   The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the powers and authority of the Board, except no such committee shall have power or authority in reference to the following:

     (a) Approving, adopting or recommending to the stockholders any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval; or

     (b) Adopting, altering, amending or repealing these bylaws or any of them.

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

   Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the whole Board and any such committee may be designated an Executive Committee or by such other name as the Board shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

   Section 16. Standing Committees.

   The Board may have the following standing committees: Audit, Executive, Nominating and Compensation and Personnel.

   (a) Audit Committee. The Audit Committee shall be responsible for reviewing the activities of the corporation to ensure that such activities are being conducted within the boundaries of corporate policy and appropriate regulatory and legal requirements and for ensuring the integrity of financial information supplied to the stockholders. The Audit Committee also shall make recommendations to the Board after consultation with the Chief Financial Officer as to the selection of independent public accountants to examine the consolidated financial statements of the corporation and its subsidiaries. The Audit Committee also shall discuss with the independent public accountants the scope of their examination, recommend supplemental audit reviews or audit steps as deemed desirable, and review the accounting policies of the corporation. The Audit Committee also shall be available to receive reports, suggestions, questions and recommendations from the independent public accountants, the Chief Financial Officer and the General Counsel. It also shall confer with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest.

   (b) Executive Committee of the Board. The Executive Committee of the Board shall have all of the authority of the Board, except with respect to the approval of any action which requires stockholder approval under the General Corporation Law of the State of Delaware.

   (c) Nominating Committee. The Nominating Committee shall recommend to the Board criteria for the selection of candidates to serve on the Board, evaluate all proposed candidates, recommend to the Board nominees to fill vacancies on the Board, and prior to the annual meeting of the stockholders recommend to the Board a slate of nominees for election to the Board by the stockholders of the Corporation at the annual meeting. In carrying out its duties, the committee shall seek possible candidates for the Board and otherwise aid in attracting qualified candidates to the Board. The committee shall be available to the Chair or President and other members of the Board for consultation concerning candidates for the Board. The committee shall periodically review, assess and make recommendations to the Board with regard to the size and composition of the Board. The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

   The Nominating Committee also shall have the authority to administer a self-appraisal process by members of the Board and make a report thereon to the Board, from time to time, or as designated by the Board.

   (d) Compensation and Personnel Committee. The Compensation and Personnel Committee shall have the responsibility for the compensation of the senior executives of the Corporation including salaries and benefits. In carrying out its duties, the committee shall review and approve overall executive compensation programs which are market competitive for the officers of the Corporation, and shall review the specific salaries of Executive Vice Presidents and senior vice presidents subject to the ratification of the salary programs established for the Chair and the Chief Executive Officer of the Corporation by the Board acting as a whole. The committee shall also review and make recommendations to the Board with respect to the Corporation's overall compensation program for directors and officers, including salaries, employee benefit plans, stock options granted, equity incentive plans and payment of bonuses. The committee shall also have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

                             ARTICLE IV. OFFICERS.
   Section 1. Officers.

   The senior officers of the corporation shall be a Chair of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and a Secretary. The corporation may also have, at the discretion of the Board, a President, a Chief Administrative Officer, one or more Vice Chairs of the Board, one or more Vice Presidents, one or more Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article IV.

   Section 2. Election or Appointment.

   The senior officers of the corporation shall be elected by the Board on an annual basis. In addition, other officers may be elected or appointed in accordance with the provisions of Section 5 of this Article IV. All officers, whether elected or appointed, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

   The Board may elect, and may empower the Chair or the Chief Executive Officer to appoint, such other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period and shall have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

   Section 3. Elected Senior Officers.

   The elected senior officers of the corporation shall have those positions and those duties named below in this Section 3. Further, in each case, the named officer also shall have the general powers and duties of governance or management usually vested in that office and such other powers and duties as may be prescribed by the Board.

   In the case of the Chair of the Board, the Chair shall, if present, preside at all meetings of the Board and shall preside at all meetings of the stockholders. The Chair of the Board has the general powers and duties of management usually vested in the office of chair of the board of a corporation and such other powers and duties as may be prescribed by the Board. The Chief Executive Officer shall be the senior executive officer of the corporation. The President has the general powers and duties of management of the corporation. The Chief Operating Officer shall have the general powers and duties to carry out general administrative and financial management of the corporation. The Board also may elect one or more Vice Chairs of the Board who, in the absence of the Chair, will assume the duties of that position.

   In the absence or disability of the Chief Executive Officer, the President, the Chief Operating Officer, the Vice Chair, or any Executive Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

   The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or such other place as the Board may order.

   The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

   The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

   The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

   The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chair of the Board, the Chief Executive Officer, the President and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

   Section 4. Removal and Resignation.

   Any officer elected by the Board may be removed only by the Board, either with or without cause, at any time. In the case of an officer not elected by the Board, such an officer may be removed by another officer upon whom such power of removal may be conferred by the Board. Any removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

   Any officer may resign at any time by giving written notice to the corporation, subject to the rights of the corporation under any contract between the corporation and the officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   Section 5. Vacancies.

   A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

                         ARTICLE V. OTHER PROVISIONS.

   Section 1. Inspection of Corporate Records.

   Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal executive office.

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   Section 2. Inspection of Bylaws.

   The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such State, the original or a copy of these bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during office hours. If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these bylaws as amended to date.

   Section 3. Endorsement of Documents; Contracts.

   Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereat executed or entered into between the corporation and any other person, when signed by the Chair of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Vice Chair, an Executive Vice President, or any senior vice president and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

   Section 4. Certificates of Stock.

   Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chair of the Board, the President, the Vice Chair and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

   Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

   Except as provided in this Section 4, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

   The Company shall not register the transfer of any securities issued in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, unless the Company has received such assurances as it may reasonably request that the transfer of such securities was made in accordance with the provisions of such Regulation S.

   Section 5. Representation of Shares of Other Corporations.

   The Chair of the Board or any other officer or officers authorized by the Board or the Chair of the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all

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shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

   Section 6. Stock Purchase Plans.

   The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

   Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

   Section 7. Election of Fiscal Year.

   Upon the election of the Board, the Board may authorize the change of the current Fiscal Year of the Corporation to begin on January 1 of each year and end on December 31 of each subsequent year.

   Section 8. Construction and Definitions.

   Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws.

   Section 9. Amendments.

   These bylaws may be altered, amended or repealed either by the approval of 66 and 2/3 percent of the outstanding shares of the corporation entitled to vote on such action or, subject to the provisions of the General Corporation Law of the State of Delaware, by the approval of the Board.

   Section 10. Loans to Officers and Other Employees.

   The corporation may lend money to, guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of any of its subsidiaries, including any officer or employee who is director of the corporation or any of its subsidiaries, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the corporation.

   Section 11. Emergency Bylaws.

   (a) The Board may adopt emergency bylaws, subject to repeal or change by action of the stockholders, which shall, notwithstanding any different provision in the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the corporation or these bylaws, be operative during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence

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of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

      (i) A meeting of the Board or a committee thereof may be called by any officer or director in such manner and under such conditions as shall be prescribed in the emergency bylaws;

      (ii) The director or directors in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum; and

     (iii) The officers or other persons designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency bylaws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board, be deemed directors for such meeting.

   (b) The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

   (c) The Board, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

   (d) No officer, director or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct.

   (e) To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any emergency and upon its termination the emergency bylaws shall cease to be operative.

   (f) Unless otherwise provided in emergency bylaws, notice of any meeting of the Board during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

   (g) To the extent required to constitute a quorum at any meeting of the Board during such an emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

   (h) Nothing contained in this Section 11 shall be deemed exclusive of any other provisions for emergency powers consistent with the General Corporation Law of the State of Delaware.

                         ARTICLE VI. INDEMNIFICATION.

   Section 1. Right to Indemnification.

   The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the corporation shall be required to indemnify an Indemnitee in

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connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

   Section 2. Prepayment of Expenses.

   The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

   Section 3. Claims.

   If a claim for indemnification of advancement of expenses under this
Article VI is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

   Section 4. Non-Exclusivity of Rights.

   The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation of the corporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

   Section 5. Other Sources.

   The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

   Section 6. Amendment or Repeal.

   Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

   Section 7. Other Indemnification and Prepayment of Expenses.

   This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

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